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                                                                  EXHIBIT 3.1






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                      REMINGTON PRODUCTS COMPANY, L.L.C.

                     A Delaware Limited Liability Company


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                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


                           Dated as of May 16, 1996





THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I
      DEFINITIONS............................................................1
      1.1   Definitions......................................................1
      1.2   Construction....................................................11
      1.3   Including.......................................................11

ARTICLE II
      ORGANIZATION..........................................................11
      2.1   Formation.......................................................11
      2.2   Name............................................................12
      2.3   Registered Office; Registered Agent; Principal Office;
            Other Offices...................................................12
      2.4   Purposes........................................................12
      2.5   Powers of the Company...........................................12
      2.6   Foreign Qualification...........................................14
      2.7   Term............................................................14
      2.8   No State-Law Partnership........................................14
      2.9   Amendment and Restatement.......................................14

ARTICLE III
      MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS...............15
      3.1   Members.........................................................15
      3.2   No Liability of Members.........................................15
      3.3   Capital Contributions...........................................16
      3.4   Issuance of Additional Interests; Additional Members............16

ARTICLE IV
      CAPITAL ACCOUNTS......................................................17
      4.1   Establishment and Determination of Capital Accounts.............17
      4.2   Negative Capital Accounts.......................................17
      4.3   Company Capital.................................................17

ARTICLE V
      DISTRIBUTIONS; ALLOCATIONS OF
      PROFITS AND LOSSES ...................................................18
      5.1   Generally.......................................................18
      5.2   Distributions...................................................18
      5.3   Allocation of Profits and Losses................................20
      5.4   Regulatory and Special Allocations..............................21
      5.5   Tax Distributions...............................................22

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      5.6   Tax Allocations: Code Section 704(c)............................24

ARTICLE VI
      MANAGEMENT............................................................25
      6.1   The Management Committee; Delegation of Authority and Duties....25
      6.2   Establishment of Management Committee...........................26
      6.3   Management Committee Meetings...................................27
      6.4   Chairman........................................................27
      6.5   Approval or Ratification of Acts or Contracts...................28
      6.6   Action by Written Consent or Telephone Conference...............28
      6.7   Strategic Decision Committee....................................28
      6.8   Strategic Decisions.............................................28
      6.9   Officers........................................................29

ARTICLE VII
      EXCULPATION AND INDEMNIFICATION.......................................31
      7.1   Performance of Duties; No Liability of Representatives and
            Officers........................................................31
      7.2   Competing Activities............................................31
      7.3   Transactions Between the Company and the Representatives........32
      7.4   Payments to Representatives.....................................32
      7.5   Right to Indemnification........................................32
      7.6   Advance Payment.................................................33
      7.7   Indemnification of Employees and Agents.........................33
      7.8   Appearance as a Witness.........................................33
      7.9   Nonexclusivity of Rights........................................33
      7.10  Insurance.......................................................33
      7.11  Savings Clause..................................................33

ARTICLE VIII
      TAXES.................................................................34
      8.1   Tax Returns.....................................................34
      8.2   Tax Matters Partner.............................................34
      8.3   Section 754 Election............................................34

ARTICLE IX
      BOOKS, REPORTS AND COMPANY FUNDS......................................34
      9.1   Maintenance of Books............................................34
      9.2   Reports.........................................................35
      9.3   Member Tax Information..........................................35
      9.4   Company Funds...................................................35


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ARTICLE X
      TRANSFERS AND OTHER EVENTS............................................35
      10.1  Assignment by Members...........................................35
      10.2  Void Assignment.................................................35
      10.3  Tag-Along Rights................................................36
      10.4  Exit Transactions...............................................36
      10.5  Reorganization..................................................38
      10.6  Substituted Member..............................................39
      10.7  Preemptive Rights...............................................40
      10.8  Effect of Assignment............................................42
      10.9  Restricted Securities...........................................42
      10.10 Prospective Transferees.........................................42
      10.11 Legend..........................................................42
      10.12 Transfer Fees and Expenses......................................43
      10.13 Other Limitations...............................................43
      10.14 Effective Date..................................................43
      10.15 Effect of Incapacity............................................43

ARTICLE XI
      REGISTRATION RIGHTS...................................................43
      11.1  Demand Registrations............................................43
      11.2  Piggyback Registrations.........................................45
      11.3  Holdback Agreements.............................................46
      11.4  Registration Procedures.........................................46
      11.5  Registration Expenses...........................................49
      11.6  Indemnification.................................................49
      11.7  Participation in Underwritten Registrations.....................51
      11.8  Other Registration Rights Agreements............................51

ARTICLE XII
      DISSOLUTION, LIQUIDATION AND TERMINATION..............................51
      12.1  Dissolution.....................................................51
      12.2  Liquidation and Termination.....................................52
      12.3  Cancellation of Certificate.....................................53

ARTICLE XIII
      GENERAL MISCELLANEOUS PROVISIONS......................................53
      13.1  Offset..........................................................53
      13.2  Notices.........................................................53
      13.3  Entire Agreement................................................53
      13.4  Effect of Waiver or Consent.....................................54
      13.5  Amendment or Modification.......................................54
      13.6  Binding Effect..................................................54

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      13.7  Governing Law; Severability.....................................54
      13.8  Further Assurances..............................................55
      13.9  Waiver of Certain Rights........................................55
      13.10 Indemnification and Reimbursement for Payments on Behalf of
            a Member........................................................55
      13.11 Notice to Members of Provisions.................................56
      13.12 Counterparts....................................................56
      13.13 Consent to Jurisdiction.........................................56
      13.14 Headings........................................................56
      13.15 Remedies........................................................56
      13.16 Severability....................................................56
      13.17 Contribution....................................................57

ARTICLE XIV
      ORGANIZATIONAL MATTERS................................................57
      14.1  Authorization of Initial Transactions...........................57
      14.2  Initial Representatives.........................................58
      14.3  Initial Officers................................................58


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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       REMINGTON PRODUCTS COMPANY, L.L.C.
                       A Delaware Limited Lability Company


     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Remington Products Company, L.L.C., dated and effective as of May 16, 1996, is adopted by, and executed and agreed to, for good and valuable consideration, by Vestar Shaver Corp., a Delaware corporation ("Shaver"), Vestar Razor Corp., a Delaware corporation ("Razor" and, collectively with Shaver, the "Vestar Members"), RPI Corp., a Delaware corporation ("RPI"), the individuals listed as management members on Schedule A hereto as of the date hereof upon their execution of this Agreement or a counterpart hereto, and each other Person who becomes a Member in accordance with the terms of this Agreement. Any reference in this Agreement to Shaver or Razor shall include such Member's successors to the extent such successors have become substituted Members in accordance with the provisions of this Agreement.

     WHEREAS, as of April 10, 1996, Shaver and RPI entered into the Limited Liability Company Agreement of Remington Products Company, L.L.C. (the "Original Agreement") and caused a Certificate of Formation with respect thereto to be filed with the Secretary of State of the State of Delaware; and

     WHEREAS, Shaver and RPI desire to amend and restate the Original Agreement and admit additional members;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:


                                    ARTICLE I
                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, Title 6, ss.ss.18-101, et seq., and any successor statute, as amended from time to time.

     "Additional Interests" has the meaning given that term in Section 3.4.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:





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          (i) Credit to the Capital Account any amount which such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704- 1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)
     (including, with respect to RPI, the amount of the Unrecovered RPI Excess Tax Distribution as of the end of the relevant Taxable Year); and

          (ii) Debit to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) (as well as, with respect to each Vestar Member, such Member's pro rata share of the Unrecovered RPI Excess Tax Distribution as of the end of the relevant Taxable Year).

          "Affiliate" of, or a Person "Affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Agreement" means this Amended and Restated Limited Liability Company Agreement, as executed and as may be amended, modified, supplemented or restated from time to time, as the context requires.

          "Agent" has the meaning given such term in the Credit Agreement.

          "Allocated Yield" means, with respect to each Member, the aggregate Net Profits previously allocated to such Member pursuant to Section 5.3(a)(iii) hereof for all Taxable Years.

          "Book Value" means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)--(g); provided that the Book Value of each asset of the Company shall be adjusted as of the Closing Date pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) in a manner determined by the Management Committee such that the aggregate Book Value of the Company's assets (net of the Company's liabilities) as of such date is equal to the aggregate initial Capital Account balances of the members (immediately after the Members' actual or deemed Capital Contributions pursuant to Section 3.3).

          "Capital Account" has the meaning given that term in Section 4.1.

          "Capital Contribution" means the aggregate contributions made (or deemed to be made) by a Member to the Company pursuant to Article III (including both Common Capital and Preferred Capital) as of the date in question, as shown opposite such Member's name on Schedule A, as the same may be amended from time to time.

          "Certificate" has the meaning given that term in Section 2.1.

          "Certificated Interests" has the meaning given that term in Section 10.11.





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          "Closing Date" means the date of the consummation of the merger of
     Remington Products Company, a Delaware general partnership, into the Company pursuant to the terms of the Reorganization Agreement.

          "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          "Coinvestment Transferee" means an assignee of all or a portion of an Economic Interest by Shaver and/or Razor as of the Closing Date of this Agreement.

          "Common Capital" means, as of any date with respect to a Member, the portion of such Member's Capital Contribution designated as Common Capital opposite such Member's name on Schedule A, .

          "Common Capital Account Balance" means, with respect to any Member, the Member's Capital Account balance (x) reduced by such Member's Unreturned Preferred Capital and allocations to such Member of Net Profits under Sections 5.3(a)(ii) and 5.3(a)(iii), (y) increased by distributions to such Member pursuant to Sections 5.2(a)(i) and 5.2(b)(i) (including deemed distributions thereunder pursuant to the last sentence of Section 5.2(c)) and allocations to such Member of Net Losses pursuant to Section 5.3(b)(iii), and (z) giving effect to the adjustments contained in the definition of Adjusted Capital Account Deficit.

          "Common Unit Equivalents" means (without duplication with any Units or other Common Unit Equivalents) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Company" means the Delaware limited liability company formed pursuant to the Certificate and the Original Agreement and continued hereby.

          "Company Minimum Gain" has the meaning set forth for "partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

          "Company Sale" means the sale of the Company pursuant to which any Person or group (as defined under Section 3(d)(3) of the Exchange Act) of Persons acquires (a) 50% or more (by value) of all of the outstanding Membership Interests of the Company or (b) all or substantially all of the Company's assets determined on a consolidated basis, in each case whether accomplished directly or indirectly and whether accomplished by purchase of Membership Interests or stock of the Vestar Members, asset purchase, merger, recapitalization, reorganization or other transaction.





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          "Credit Agreement" means the Credit and Guarantee Agreement, dated as of May 23, 1996, among the Company, Remington Consumer Products Limited, the Acquisition Subsidiaries (as defined in such agreement), the Agent (as defined in such Agreement) and certain banks and other financial institutions, as amended, restated, refinanced or otherwise modified from time to time.

          "Demand Registrations" has the meaning given to that term in Section 11.1.

          "Economic Interest" means a Member's or Economic Owner's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote in the election of Representatives, vote on, consent to or otherwise participate in any decision of the Members or Representatives, or any right to receive information concerning the business and affairs of the Company, in each case except as expressly otherwise provided in this Agreement or required by the Act.

          "Economic Owner" means any owner of an Economic Interest who is not a Member. No owner of an Economic Interest which is not a Member shall be deemed a "member" (as that term is used in the Act) of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Exit Transaction" has the meaning given to that term in Section 10.4.

          "Fiscal Year" of the Company means the calendar year.

          "Incapacity" or "Incapacitated" means (a) with respect to a natural person, the bankruptcy, death, incompetency or insanity of such individual and (b) with respect to any other Person, the bankruptcy, liquidation, dissolution or termination of such Person.

          "Indemnifying Member" has the meaning given that term in Section
     13.10.

          "IPO" means an underwritten initial public offering of the Company's or any successor's equity securities under the Securities Act.

          "Long-Form Registrations" has the meaning given to that term in
     Section 11.1.

          "Management Agreement" means each of those certain Management Subscription Agreements and/or Option Agreements between the Company and employees of the Company or its Subsidiaries entered into on the date hereof or subsequent to the date hereof.

          "Management Committee" means the Management Committee established pursuant to Section 6.2.





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          "Management Excess Tax Distribution" means, with respect to each Tax
     Distribution to a Management Member, the product of (i) the aggregate Percentage Interests of the Vestar Members and RPI (the "Vestar/RPI Percentage") and (ii) the excess, if any, of such Tax Distribution over the corresponding Management Target Tax Distribution; provided that, to the extent such Management Target Tax Distribution exceeds the actual Tax Distribution, the Vestar/RPI Percentage of such excess will be deducted from the next succeeding Management Excess Tax Distribution with respect to such Member (and, if necessary, from any Management Excess Tax Distributions thereafter) until such excess has been fully deducted.

          "Management Member" means each Member which is a party to a Management Agreement.

          "Management Representative" has the meaning given to that term in
     Section 6.2.

          "Management Target Tax Distribution" means, with respect to each Tax Distribution to a Management Member, the product of (i) a fraction, the numerator of which is the number of Units held by such Management Member for the period with respect to which such Tax Distribution applies, and the denominator of which is the number of Units held by the Vestar Members for such period, and (ii) the corresponding Vestar Common Tax Distribution.

          "Member" means Shaver, Razor, RPI and each other Person who is hereby or hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

          "Member Minimum Gain" has the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i).

          "Member Nonrecourse Deductions" has the meaning set forth for "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i).

          "Membership Interest" means a Member's interest in the Company, including such Member's Economic Interest and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to appoint Representatives, the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or required by the Act.




                                   - 5 -

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          "Net Profit" and "Net Loss" means, for each Taxable Year or other period, an amount equal to the Company's taxable income or loss for such Taxable Year or other period, determined in accordance with Section 703(a) of the Code, which for this purpose shall include all items of income, gain, loss or deduction required to be stated separately pursuant to
     Section 703(a)(1) of the Code, with the following adjustments:

     (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or subtracted from such taxable loss;

     (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition, shall be subtracted from such taxable income or added to such taxable loss;

     (c) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Net Profit or Net Loss;

     (d) Gain or loss resulting from the disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such Company property may differ from its Book Value; and

     (e) With respect to Company property having a Book Value that differs from its adjusted basis for tax purposes, in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation, amortization and cost recovery deductions computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(i).

          "Officer" means each person designated as an officer of the Company pursuant to Section 6.9, subject to such Section 6.9 and any resolution of the Management Committee appointing such person as an officer or relating to such appointment.

          "Original Agreement" has the meaning given such term in the preface.




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          "Other Members" has the meaning given that term in Section 10.3.

          "Outside Representative" has the meaning given to that term in Section 6.2.

          "Percentage Interest" means, at any time with respect to a Member, a percentage equal to a fraction, (a) the numerator of which is the number of Units held by such Member at such time and (b) the denominator of which is the aggregate number of Units held by all Members at such time, in each case as reflected in the books and records of the Company.

          "Permitted Transferee" means, with respect to any Member, (i) such Member's stockholders or partners and, in the case of the Vestar Members, the partners of such Member's stockholders, (ii) trusts for the benefit of the spouse or children of any such stockholder or partner, and (iii) a Coinvestment Transferee.

          "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

          "Piggyback Registration" has the meaning given to that term in Section 11.2

          "Pledge Agreement" means the Members Limited Recourse Pledge Agreement, dated as of the date hereof, by the Members in favor of Agent, as amended, restated or otherwise modified from time to time.

          "Preferred Capital" means, as of any date with respect to a Member, the portion of such Member's Capital Contribution designated as Preferred Capital opposite such Member's name on Schedule A.

          "Proceeding" has the meaning given that term in Section 7.5.

          "Purchase Agreement" means the Purchase Agreement, dated as of May 1, 1996, by and among Remsen Partners, Isaac Perlmutter, RPI, Victor K. Kiam, II, Remington Products Company, a Delaware general partnership, and Vestar Equity Partners, L.P., a Delaware limited partnership.

          "Public Sale" means any sale of equity securities to the public pursuant to an effective registration statement under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule than in force).

          "Razor" has the meaning given that term in the introductory paragraph.

          "Registration Expenses" has the meaning given to that term in Section 11.5.




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          "Reorganization Plan" has the meaning given to that term in Section
     10.5.

          "Reorganization Agreement" means the Reorganization Agreement, dated as of May 1, 1996, by and among RPI, Victor K. Kiam, II and Vestar Equity Partners, L.P., a Delaware limited partnership.

          "Representative" means each then current Management Committee representative.

          "Restricted Securities" means (a) the Membership Interest or any other interest in the Company held by any Member or its Affiliates and (b) any securities issued with respect to, or in exchange for, the securities referred to in clause (a) above in connection with a conversion, combination of shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any Reorganization Plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securi ties when they have (x) been distributed to the public pursuant to a offering registered under the Securities Act or (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar provision then in force) promulgated by the SEC under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be the holder of Restricted Securities, and the Restricted Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Restricted Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of, and be subject to the obligations of, a holder of Restricted Securities hereunder.

          "RPI" has the meaning given that term in the introductory paragraph.

          "RPI Excess Tax Distribution" means, with respect to each Tax Distribution to RPI, 50% of the excess, if any, of the amount of such Tax Distribution over the amount of the concurrent Tax Distributions to the Vestar Members; provided that, to the extent such Tax Distributions to the Vestar Members exceed the Tax Distribution to RPI, (i) 50% of such excess (the "Vestar Excess") will reduce the then outstanding Unrecovered RPI Excess Tax Distribution, and (ii) any remaining Vestar Excess, plus an interest factor (the "Vestar Interest Factor"), computed on a daily basis at the rate of 6% per annum, compounded quarterly, on such remaining Vestar Excess until such amount is applied to reduce subsequent RPI Excess Tax Distributions as contemplated by this clause (ii), will reduce the next succeeding RPI Excess Tax Distribution (and, if necessary, any RPI Excess Tax Distributions thereafter) until such remaining Vestar Excess has been fully applied.

          "RPI Representatives" has the meaning given that term in Section 6.2.

          "Sale Notice" has the meaning given that term in Section 10.3.

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          "SEC" means the Securities and Exchange Commission or any successor agency thereto that administers the Securities Act and the Securities Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securityholders Agreement" means the Securityholders Agreement, dated as of the date hereof, among Shaver, Razor, Vestar Equity Partners, L.P., RPI, Victor K. Kiam, II, individually and in his capacity as Trustee for The 1994 Kiam Trust dated September 30, 1994 and 1994 Kiam Family Trust dated October 28, 1994, and certain other parties.

          "Shaver" has the meaning given that term in the introductory paragraph.

          "Short-Form Registrations" has the meaning given that term in Section 11.1.

          "Strategic Decision" has the meaning given to that term in Section
     6.8.

          "Strategic Decision Committee" has the meaning given to that term in
     Section 6.7.

          "Tax Amount" has the meaning given that term in Section 5.5(b).

          "Tax Amount Base" has the meaning given that term in Section 5.5(b).

          "Tax Distribution" means, with respect to any Member, a distribution to such Member pursuant to Section 5.5 hereof.

          "Tax Matters Member" has the meaning given to that term in Section
     8.2.

          "Tax Rate" has the meaning given to that term in Section 5.5(b).

          "Taxable Year" means the Company's taxable year ending September 30 (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) agreed by Shaver and RPI.

          "Transfer" has the meaning given that term in Section 10.1.

          "Unallocated Preferred Yield" means, with respect to a Member as of any time, the excess, if any, of (a) the aggregate Yield accrued on such Member's Preferred Capital through such date over (b) such Member's Allocated Yield.

          "Unit" means a unit of interest held by a Member in certain allocations of Net Profit and Net Loss of the Company and in certain distributions with respect thereto. Except to the extent otherwise provided herein, each Unit represents the same fractional interest in such Net Profit, Net Loss and distributions as each other Unit. Units may not represent a particular Member's entire Membership Interest, which, to the extent specified in this

     Agreement, may also include an interest in capital (including Preferred Capital) or other rights and privileges. The number of Units assigned to each Member shall be listed opposite such Member's name on Schedule A. Any Units issued after the date of this Agreement shall have such designations, preferences or special rights as determined by the Management Committee, which may differ from those of the Units issued as of the date of this Agreement. The initial purchase price per Unit shall be $100, which shall be subject to change in the discretion of the Management Committee.

          "Unpaid Preferred Yield" means, with respect to each Member as of any distribution date, an amount equal to the excess, if any, of (a) the aggregate Yield accrued with respect to such Member's Preferred Capital through such date, over (b) all prior distributions made by the Company to such Member pursuant to Sections 5.2(a)(i) and 5.2(b)(i) (including deemed distributions thereunder pursuant to the last sentence of Section 5.2(c)).

          "Unrecovered Management Excess Tax Distribution" means, with respect to a Management Member at the time of any distribution, the excess of (i) the sum of all current and prior Management Excess Tax Distributions with respect to such Member over (ii) the sum of all prior reductions of such Member's distributions pursuant to Section 5.2(c)(ii).

          "Unrecovered RPI Excess Tax Distribution" means, at the time of any distribution, the excess of (i) the sum of all current and prior RPI Excess Tax Distributions, plus an interest factor (the "RPI Interest Factor"), computed on a daily basis at the rate of 6% per annum (compounded quarterly) on the Unrecovered RPI Excess Tax Distribution outstanding from time to time, over (ii) the sum of all prior reductions of RPI's distributions pursuant to Section 5.2(c)(i), 5.2(c)(iii)(B) and 5.2(c)(iv), and any reduction of the Unrecovered RPI Excess Tax Distribution pursuant to clause (i) of the proviso in the definition of "RPI Excess Tax Distribution."

          "Unreturned Common Capital" means, with respect to each Member, such Member's Common Capital reduced by all prior distributions made to such Member by the Company pursuant to Section 5.2(a)(iii) (including deemed distributions thereunder pursuant to the last sentence of Section 5.2(c)).

          "Unreturned Preferred Capital" means, with respect to each Member, such Member's Preferred Capital reduced by all prior distributions made to such Member by the Company pursuant to Sections 5.2(a)(ii) and 5.2(b)(ii) (including deemed distributions thereunder pursuant to the last sentence of Section 5.2(c)).

          "Vestar Additional Interests" has the meaning given that term in
     Section 10.7.

          "Vestar Members" has the meaning given that term in the introductory paragraph.

          "Vestar Common Tax Distribution" means the Tax Distributions made to the Vestar Members in conjunction with any Tax Distribution to RPI or a Management Member, redetermined by computing the Vestar Members' Tax Amount Base with respect to such Tax Distribution without regard to any allocations of taxable income, gain, loss or deduction attributable to the Vestar Members' Preferred Capital or the Yield thereon (including allocations of any tax items corresponding to allocations of Net Profit and Net Loss under Sections 5.3(a)(ii), (a)(iii) and (b)(iii)).

          "Vestar Representatives" has the meaning given that term in Section
     6.2.

          "Vote Limited Stock" shall mean common stock of a corporation that is part of a class of common stock that has no more than 30% of the total voting power of the equity interests of such corporation that vote generally in the election of directors of such corporation, provided that
     (1) each share of such stock shall be converted automatically into one share of common stock that has voting power on a per share basis that is no less than any other share of common stock of the corporation upon a Transfer of such share in connection in a Public Sale (as defined in the Securityholders Agreement) to a person or entity that is not Affiliated with the transferor (provided such Transfer does not result in an Indenture Change of Control (as defined in the Securityholders Agreement)) and (2) each share of such stock shall be converted into one share of common stock with a per share voting power no less than any other share of common stock of the Company upon the earlier to occur of (i) a Company Sale and (ii) the tenth anniversary of the date hereof.

          "Yield" means, with respect to each Member's Preferred Capital, an amount, calculated on a daily basis (without daily compounding) at the rate of 12% per annum on (a) such Member's Unreturned Preferred Capital plus (b) such Member's Unpaid Preferred Yield thereon for all prior quarterly periods. In calculating the amount of any distribution to be made during a period, the portion of Yield with respect to Member's Preferred Capital for such portion of such period elapsing before such distribution is made shall be taken into account.

Other terms defined in this Agreement have the meanings so given them.

     1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

     1.3 Including. Reference in this Agreement to "including," "includes" and "include" shall be deemed to be followed by "without limitation."

                                   ARTICLE II
                                  ORGANIZATION

     2.1 Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation (the "Certificate") by Shaver (formerly known as Vestar/Remington Corp.), as an initial Member, under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 Name. The name of the Company is "Remington Products Company, L.L.C.," and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

     2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Management Committee may designate from time to time.

     2.4 Purposes. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

     2.5 Powers of the Company.

     (a) Power and Authority. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including the power:

          (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

          (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

          (iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

          (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

          (v) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

          (vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

          (vii) to appoint employees and agents of the Company and define their duties and fix their compensation;

          (viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

          (ix) to cease its activities and cancel its Certificate;

          (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

          (xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

          (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

          (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

     (b) Management Committee. Subject to the provisions of this Agreement, (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member and (ii) the Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

     (c) Merger. Subject to the provisions of this Agreement, the Company may, with approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

     2.6 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Management Committee or any officer, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

     2.7 Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until December 31, 2016 or dissolution prior thereto as determined under Section 12.1.

     2.8 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Economic Owner, Representative or Officer shall be a partner or joint venturer of any other Member, Economic Owner, Representative or Officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

     2.9 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Original Agreement.

                                   ARTICLE III
             MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS

     3.1 Members.

     (a) Names, etc. Subject to the following sentence, the names, residence, business or mailing addresses, Capital Contributions and the Units of the Members are set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Shaver and RPI hereby continue as Members. Razor is hereby admitted to the Company as a Member of the Company and each other Person listed on Schedule A, upon (i) his or its execution of this Agreement or counterpart thereof and (ii) receipt (or deemed receipt) of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Member of the Company.

     (b) Loans by Members. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Management Committee, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

     (c) Representations and Warranties of Members. Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and
(vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

     3.2 No Liability of Members.

     (a) No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contribution to the Company and the other payments provided expressly herein.

     (b) Distribution. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

     3.3 Capital Contributions. Upon consummation of the transactions contemplated by the Purchase Agreement and the Reorganization Agreement, (i) RPI shall be deemed to have made to the Company (and the Company shall be deemed to have received) a Capital Contribution in the amount of $35,440,000 and (ii) the Vestar Members shall be deemed to have made to the Company (and the Company shall be deemed to have received) aggregate Capital Contributions in the amount of $33,440,000, which Capital Contributions shall be allocated between Shaver and Razor in the manner shown opposite their names on Schedule A hereto. Each Management Member shall make a Capital Contribution to the Company in the amount shown opposite such Management Member's name on Schedule A hereto. The Capital Contribution of RPI shall consist of Preferred Capital in the amount of $32,000,000 and Common Capital in the amount of $3,440,000. The Capital Contributions of the Vestar Members shall consist of Preferred Capital in the amount of $30,000,000 and Common Capital in the amount of $3,440,000, which Capital Contributions shall be allocated between Shaver and Razor in the manner shown opposite their names on Schedule A hereto. Upon receipt (or deemed receipt in the case of the Vestar Members and RPI) of the Capital Contribution set forth opposite such Member's name on Schedule A), each Member shall be deemed to own the number Units set forth opposite such Member's name on Schedule A. The Company may in its discretion issue certificates to the Members representing the Membership Interest held by each Member.

     3.4 Issuance of Additional Interests; Additional Members.

     (a) Additional Interests. Subject to Section 10.7, the Management Committee shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Interests"): (i) additional Membership Interests or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. The ManagementCommittee shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests and any required contributions in connection therewith.

     (b) Additional Members and Interests. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest: (i) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Management Committee determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; and (ii) the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule A, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest, including any Economic Interest that corresponds to and is part of such Membership Interest. If an Additional Interest is issued to an existing Member, the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Schedule A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

                                  ARTICLE IV
                               CAPITAL ACCOUNTS

     4.1 Establishment and Determination of Capital Accounts. A capital account ("Capital Account") shall be established for each Member on the books of the Company initially reflecting an amount equal to such Member's initial Capital Contribution pursuant to Section 3.3. Each Member's Capital Account shall be (a) increased by any additional Capital Contributions made by such Member pursuant to the terms of this Agreement and such Member's share of items of income and gain allocated to such Member pursuant to Article V, (b) decreased by such Member's share of items of loss, deduction and expense allocated to such Member pursuant to Article V and any distributions to such Member of cash or the fair market value of any other property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

     4.2 Negative Capital Accounts. Except to the extent provided in Section 5.2(c)(iv), no Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     4.3 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right (a) to demand the return of such Member's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XII hereof or (b) to cause a partition of the Company's assets.

                                    ARTICLE V
                          DISTRIBUTIONS; ALLOCATIONS OF
                               PROFITS AND LOSSES

     5.1 Generally. Subject to the provisions of Section 18-607 of the Act and
Section 5.5, the Management Committee shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

     5.2 Distributions.

     (a) Subject to Sections 5.2(b), 5.2(c) and 5.5, distributions to be made on any date shall be made in the following order and priority:

     (i) First, to the Members in proportion to and to the extent of their Unpaid Preferred Yields;

     (ii) Second, to the Members in proportion to and to the extent of their Unreturned Preferred Capital;

     (iii) Third, to the Members in proportion to and to the extent of their Unreturned Common Capital; and

     (iv) Fourth, to the Members in proportion to their Percentage Interests.

     (b) Subject to Sections 5.2(c) and 5.5, any distribution otherwise payable pursuant to Section 5.2(a) after the second anniversary of the date of this Agreement shall instead be paid 100% to RPI (i) first, to the extent of the excess, if any, of RPI's Unpaid Preferred Yield over the Vestar Members' aggregate Unpaid Preferred Yield, and (ii) second, to the extent of the excess, if any, of RPI's Unreturned Preferred Capital over the Vestar Members' aggregate Unreturned Preferred Capital.

     (c) Excess Tax Distributions.

          (i) Any distribution otherwise payable to RPI pursuant to Section 5.2(a), 5.2(b), 5.2(c)(ii) or 12.2 shall be reduced by an amount equal to the Unrecovered RPI Excess Tax Distribution, and such amount instead shall be distributed to the Vestar Members (in proportion to their relative Percentage Interests).

          (ii) Any distribution otherwise payable to a Management Member pursuant to Section 5.2(a) or 12.2 shall be reduced by an amount equal to such Management Member's Unrecovered Management Excess Tax Distributions, and such amount instead shall be distributed, subject to Section 5.2(c)(i), 50% to the Vestar Members (in proportion to their relative Percentage Interests) and 50% to RPI.

          (iii) Notwithstanding any other provision of this Agreement, in connection with any Exit Transaction or any Transfer subject to Section 10.3:

               (A) any amount otherwise payable to a Management Member (determined by taking into account any distributions to be made as part of such Exit Transaction or Transfer and after the application of Sections 5.2(c)(i) and 5.2(c)(ii), if applicable) shall be reduced by such Management Member's Unrecovered Management Excess Tax Distributions, and such amount instead shall be paid (subject to the following clause (B)) 50% to the Vestar Members (in proportion to their relative Percentage Interests) and 50% to RPI, and

               (B) any amount otherwise payable to RPI (determined by taking into account any distributions to be made as part of such Exit Transaction or Transfer and after the application of Sections 5.2(c)(i) and 5.2(c)(ii), if applicable), including, without limitation, by reason of the preceding clause (A), shall be reduced by the Unrecovered RPI Excess Tax Distribution, and such amount instead shall be paid to the Vestar Members (in proportion to their relative Percentage Interests).

          (iv) Notwithstanding any other provision of this Agreement, in connection with (a) a dissolution of the Company pursuant to Article XII,
     (b) any Exit Transaction or (c) any Transfer subject to Section 10.3, RPI shall pay to the Vestar Members (in proportion to their relative Percentage Interests) any Unrecovered RPI Excess Tax Distribution outstanding after the application of the preceding paragraphs (i), (ii) and (iii); provided, however, that in the case of a Transfer described in the preceding clause
     (iv)(c) in which RPI Transfers less than its entire Economic Interest, RPI shall be required to pay no more than the then outstanding Unrecovered RPI Excess Tax Distribution multiplied by a fraction, the numerator of which is the number of Common Units Transferred by RPI and the denominator of which is the total number of Common Units held by RPI prior to such Transfer.

For purposes of this Agreement (including, without limitation, the definitions of "Unpaid Preferred Yield" and "Unreturned Preferred Capital"), other than this
Section 5.2(c) and the definitions of "Unrecovered Management Excess Tax Distribution" and "Unrecovered RPI Excess Tax Distribution," any amount by which a Member's distributions are reduced pursuant to this Section 5.2(c) shall be treated as having been distributed to such Member under those provisions of
Section 5.2(a) or (b) that would have applied if this Section 5.2(c) were not a part of this Agreement; provided that such deemed distribution shall not reduce such Member's Capital Account.

     5.3 Allocation of Profits and Losses.

     (a) Net Profit. Subject to the provisions of Sections 5.3(c), 5.4 and 12.2, and after all Capital Contributions and distributions for the Taxable Year have been reflected in the Members' Capital Accounts, the Net Profit, if any, for each Taxable Year shall be credited to the Members' Capital Accounts in the following manner and priority:

          (i) First, to the Members in proportion to and to the extent of the amount by which (x) the cumulative Net Losses previously allocated to each such Member pursuant to Section 5.3(b)(iv) exceeds (y) the cumulative Net Profits previously allocated to such Member pursuant to this Section 5.3(a)(i) for all Taxable Years;

          (ii) Second, to the Members in proportion to and to the extent of the excess of (x) the Net Losses previously allocated to them pursuant to
     Section 5.3(b)(iii) for all Taxable Years over (y) the Net Profits previously allocated to them pursuant to this Section 5.3(a)(ii) for all Taxable Years;

          (iii) Third, to the Members in proportion to and to the extent of their Unallocated Preferred Yields;

          (iv) Fourth, to the Members in proportion to and to the extent of the excess of (x) the Net Losses previously allocated to them pursuant to
     Section 5.3(b)(ii) hereof for all Taxable Years over (y) the Net Profits previously allocated to them pursuant to this Section 5.3(a)(iv) for all Taxable Years; and

          (v) Fifth, to the Members in proportion to their Percentage Interests.

     (b) Net Loss. Subject to the provisions of Sections 5.3(c), 5.4 and 12.2, and after all Capital Contributions and distributions for the Taxable Year have been reflected in the

Members' Capital Accounts, the Net Loss, if any, for each Taxable Year shall be debited to the Members' Capital Accounts in the following manner and priority:

          (i) First, to the Members in proportion to and, to the extent of the amount by which (x) the cumulative Net Profits previously allocated to each such Member pursuant to Section 5.3(a)(v) for all Taxable Years exceeds (y) the cumulative Net Losses previously allocated to such Member pursuant to this Section 5.3(b)(i);

          (ii) Second, to the Members in proportion to and to the extent of their positive Common Capital Account Balances;

          (iii) Third, to the Members in proportion to and to the extent of their positive Capital Account balances (giving effect to the adjustments contained in the definition of Adjusted Capital Account Deficit); and

          (iv) Fourth, to the Members in proportion to their Percentage
     Interests.

     (c) Subject to the provisions of Sections 5.4 and 12.2, for each Taxable Year, Net Profit otherwise allocable to RPI pursuant to Section 5.3(a) shall instead be allocated to the Vestar Members, and Net Loss otherwise allocable to the Vestar Members pursuant to Section 5.3(b) shall instead be allocated to RPI, until the Net Profit and Net Loss so reallocated equals the excess, if any, of
(i) the aggregate RPI Interest Factor with respect to all prior periods (as defined in the definition of "Unrecovered RPI Excess Tax Distribution") over
(ii) the aggregate Vestar Interest Factor (as defined in the definition of "RPI Excess Tax Distribution") with respect to all prior periods, in each case to the extent such interest factor has not been previously taken into account under this Section 5.3(c).

     5.4 Regulatory and Special Allocations. Notwithstanding the provisions of
Section 5.3:

     (a) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Net Profit (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases such basis) and such Net Profit or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

     (b) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g).

The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation
Section 1.704-2(f) and shall be interpreted consistently therewith.

     (c) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (d) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

     (f) The allocation provisions of Sections 5.3, 5.4 and 12.2 and the related definitions in Section 1.1 (the "Allocations") are intended to maintain the Capital Accounts of the Members in a manner consistent with the relative economic interests of the Members as reflected in the distribution provisions of Sections 5.2 and 5.5. Shaver and RPI, to the extent they jointly determine that any of the Allocations do not accurately reflect such relative economic interests, shall have the authority to adjust the Allocations, including, in their discretion, by amending this Agreement.

     5.5 Tax Distributions.

     (a) In General. Notwithstanding Sections 5.1 and 5.2 (but still subject to the provisions of Section 18-607 of the Act), and so long as the Management Committee has not determined in good faith that such distribution would be prohibited or create a default or event of default under any financing agreement to which the Company is subject, at least ten business days before each date prescribed by the Code for calendar year corporations to pay quarterly installments of estimated tax, the Company shall distribute to each Member available cash (as determined by the Management Committee) in proportion to and to the extent of each Member's Quarterly Estimated Tax Amount for the Taxable Year quarter that (i) in the case of a September 30 Taxable Year, ended prior to the calendar year quarter with respect to which such distribution will be made and (ii) in the case of a December 31 Taxable Year, is concurrent with such calendar year quarter. If, at any time after the final Quarterly Estimated Tax Amount has been distributed pursuant to the previous sentence with respect to any Taxable Year, the aggregate Tax Distributions to any Member with respect to such Taxable Year are less than such Member's Tax Amount for such Taxable Year (a "Shortfall Amount"), the Company shall distribute available cash in proportion to and to the extent of each Member's Shortfall Amount. The Company shall use its best efforts to distribute Shortfall Amounts with respect to a Taxable Year before the 75th day of the next succeeding Taxable Year. If the aggregate distributions to any Member pursuant to this Section 5.5 with respect to any Taxable Year exceed such Member's Tax Amount for such Taxable Year, such excess shall be treated as an advance against and shall be deducted from the next succeeding distribution (whether pursuant to this Section 5.5 or otherwise) made to such Member (and, if necessary, from any succeeding distributions thereafter) until such excess has been fully deducted from such distribution(s).

     (b) Certain Definitions. For purposes of this Agreement:

     "Estimated Tax Amount" of a Member for a Taxable Year means the Member's Tax Amount for such Taxable Year as estimated in good faith from time to time by the Management Committee. In making such estimate, the Management Committee shall take into account amounts shown on IRS Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Management Committee are necessary or appropriate to reflect the estimated operations of the Company for the Taxable Year.

     "Quarterly Estimated Tax Amount" of a Member for any quarter of a Taxable Year shall be the excess, if any, of (x) the product of (I) 1/4 in the case of the first quarter of the Taxable Year, 1/2 in the case of the second quarter of the Taxable Year, 3/4 in the case of the third quarter of the Taxable Year and 1 in the case of the fourth quarter of the Taxable Year and (II) the Member's Estimated Tax Amount for such Taxable Year over (y) all prior distributions pursuant to this Section 5.5 with respect to such Taxable Year.

     "Tax Amount" of a Member for a Taxable Year means the product of (i) the Member's Tax Rate for such Taxable Year times (ii) the Member's Tax Amount Base for such Taxable Year.

     "Tax Amount Base" of a Member for a Taxable Year means the federal taxable income allocated to the Member by the Company for such Taxable Year (as adjusted by the Internal Revenue Service in connection with any audit or other proceeding); provided that such taxable income shall be computed (i) without regard to the application of Code Section 704(c) with respect to any variation between the fair market value and tax basis of any assets (and with respect to any difference between LIFO and FIFO) at the time such assets were contributed to Remington Products Company pursuant to the Joint Venture Agreement, dated as of July 29, 1992, by and between RPI and Remsen Partners (except to the extent Code Section 704(c) applies as a result of (A) the Company's voluntary conversion from a LIFO to a FIFO method of inventory accounting or (B) the liquidation of any of the Company's foreign subsidiaries), (ii) without regard to any taxable income or loss recognized by a Member in connection with (A) a dissolution of the Company pursuant to Article XII, (B) any Exit Transaction or Reorganization Plan or (C) any Transfer, and (iii) as if all excess losses and excess credits allocated to a Member for any Taxable Year were carried forward (taking into account the character of any such loss or credit carry forward as a capital or ordinary loss). Any tax withheld on payments to or from the Company for which Members (or owners directly or indirectly of such Members) are credited under applicable tax law shall be credited against payments of the Tax Amount to such Members.

     "Tax Rate" of a Member for a Taxable Year means (i) for the Vestar Members, the greater of (x) the highest effective marginal combined federal, state and local income tax rate applicable to a corporation doing business in Connecticut for such Taxable Year and (y) if theVestar Members' actual taxes for such Taxable Year would exceed the Vestar Members' Tax Amount for such Taxable Year had such Tax Amount been computed by reference to the Tax Rate described in the preceding clause (i)(x), a rate (not in excess of the Tax Rate described in clause (ii) of this definition for such Taxable Year) sufficient to eliminate such difference, and (ii) for RPI and all other Members, the highest effective combined marginal (x) federal income tax rate for such Taxable Year applicable to an individual residing in Connecticut and (y) state and local income tax rate for such Taxable Year applicable to a corporation doing business in Connecticut. Each Member's Tax Rate shall be calculated taking into account (i) the deductibility of state and local income taxes for federal income tax purposes and (ii) the character (ordinary or capital) of any taxable income or loss taken into account in the computation of the Member's Tax Amount Base. For purposes of this paragraph, the Vestar Members' actual taxes shall be deemed to include the taxes owed by any Coinvestment Transferee or its beneficial owners on account of their ownership of an interest in the Company for income tax purposes.

     5.6 Tax Allocations: Code Section 704(c).

     (a) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members for tax purposes to the extent permitted by the

Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

     (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution.

     (c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

     (d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Management Committee taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

     (e) Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items or distributions pursuant to any provisions of this Agreement.


                                   ARTICLE VI
                                   MANAGEMENT

     6.1 The Management Committee; Delegation of Authority and Duties.

     (a) Members and Management Committee. The Members, acting through the Management Committee, shall manage and control the business and affairs of the Company, and shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter. No Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in his or its capacity as a Member, be bound to devote all of such Member's business time to the affairs of the Company, and that each Member and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures.

     (b) Delegation by Management Committee. The Management Committee shall have the power and authority to delegate to one or more other Persons the Management Committee's rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member, a Representative or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Management Committee may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into and perform under any document on behalf of the Company.

     (c) Committees. The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee, provided that such committee shall contain at least one Kiam Representative. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

     6.2 Establishment of Management Committee.

     (a) Representatives. There shall be established a Management Committee composed of nine Representatives consisting of:

          (i) five persons appointed by Shaver (the "Vestar Representatives");

          (ii) two persons appointed by RPI (the "RPI Representatives");

          (iii) one person, who shall not be an officer or employee of the Company or any Member or any of their Affiliates, mutually selected by Shaver and RPI (the "Outside Representative"); and

          (iv) an Officer of the Company appointed by the Management Committee who shall initially be the chief executive officer of the Company (the "Management Representative").

Shaver may remove any Vestar Representative, and RPI may remove any RPI Representative, from the Management Committee at any time in its sole discretion, and the Outside Representative may be removed only by the mutual agreement of all of the Vestar Members and RPI. The Management Committee may remove the Management Representative at any time in its sole discretion. Each Representative shall remain in office until his or her death, resignation or removal. In the event of death, resignation or removal of a Representative, the party or parties, as applicable, which appointed such Representative shall fill the vacancy created.

     (b) Absence. A Representative may, in isolated instances arising from exigent circumstances, designate a person to act as his or her substitute and in his place at any meeting of the Management Committee. Such person shall have all power of the absent Representative, and references herein to a "Representative" at a meeting shall be deemed to include his substitute. Notwithstanding anything in this Agreement to the contrary, Representatives shall not be deemed to be "members" or "managers" (as such terms are defined in the Act) of the Company.

     (c) No Individual Authority. No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are authorized by the Management Committee.

     6.3 Management Committee Meetings.

     (a) Quorum. A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee and except, as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

     (b) Place; Waiver of Notice. Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by resolution of the Management Committee. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (c) Regular Meetings. Regular meetings of the Management Committee shall be held at such times and places as shall be designated from time to time by resolution of the Management Committee. Notice of such meetings shall not be required.

     (d) Special Meetings. Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by (i) any two Representatives, (ii) the chief executive officer or (iii) the secretary at the direction of any two Members holding in the aggregate Units representing more than 10% of the outstanding Units. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

     (e) Notice. Notice of any special meeting of the Management Committee or other committee may be given personally, by mail, facsimile, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Representative at the address of the Representative in the books and records of the Company.

     6.4 Chairman. The Management Committee shall designate a Representative to serve as chairman. The chairman shall, unless a majority of Representatives present determine otherwise, preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present shall designate another Representative to serve as interim chairman for that meeting. The chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing. The initial chairman shall be Victor K. Kiam, II.

     6.5 Approval or Ratification of Acts or Contracts. Any act or contract that shall be approved or be ratified by the Management Committee shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

     6.6 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Representatives or representatives of such other committee, as the case may be; provided that such consent is executed by at least one of the RPI Representatives on the Management Committee in the case of any written consent by the Representatives and by any representatives representing RPI's interest on any committee in the case of any written consent by the representatives of such committee. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.7 Strategic Decision Committee. The Management Committee shall establish and maintain a committee (the "Strategic Decision Committee"). The Strategic Decision Committee shall be comprised of the Outside Representative, the Management Representative, one of the Vestar Representatives selected by Shaver and one of the RPI Representatives selected by RPI. Except as provided herein, the rules applicable to meetings of the Management Committee (including with respect to notice and quorum) shall be applicable to meetings of the Strategic Decision Committee. The Vestar Representative shall call any required meeting of the Strategic Decision Committee and preside at any such meetings.

     6.8 Strategic Decisions. If the Company is interested in taking any of the following actions (a "Strategic Decision"):

          (a) consummating any acquisition which has an aggregate consideration payable by the Company in excess of $25,000,000;


          (b) entering into new licensing arrangements of the "Remington" trade name or trademark other than immaterial license agreements;

          (c) substantially changing the Company's advertising format (such as a complete shift from television to radio); or

          (d) introducing a new product line which is unrelated to any then existing product line of the Company (other than an introduction pursuant to an acquisition),

such Strategic Decision shall first be referred to the Strategic Decision Committee; provided that a majority of the members of the Strategic Decision Committee may waive such requirement. If the Strategic Decision Committee recommends (by majority vote of the members of such committee) not proceeding with such Strategic Decision, the Company shall not undertake such Strategic Decision at such time. If (i) the Strategic Decision Committee approves such Strategic Decision or is deadlocked on such Strategic Decision or (ii) a quorum is not present at the meeting of the Strategic Decision Committee, the Company shall only proceed with such Strategic Decision if the Management Committee approves such Strategic Decision. The Strategic Decision Committee shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or to authorize any of the foregoing.

     6.9 Officers.

     (a) Designation and Appointment. The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including but not limited to "chief executive officer," "chairman," "president," vice president," "treasurer," "secretary," "general manager," "director" and "chief financial officer," as and to the extent authorized by the Management Committee. Any number of offices may be held by the same person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

     (b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

     (c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

     (d) Chief Executive Officer. Subject to the powers of the Management Committee, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer. The initial chief executive officer shall be F. Peter Cuneo.

     (e) President. The president shall, subject to the powers of the Management Committee and chief executive officer, have general and active management of the business of the corporation; and shall see that all orders and resolutions of the Management Committee are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the the chief executive officer or the Management Committee.

     (f) Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Management Committee.

     (g) Vice President(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer or the Management Committee may from time to time prescribe.

     (h) Secretary.

          (i) The secretary shall attend all meetings of the Management Committee, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Management Committee when required.

          (ii) The secretary shall keep all documents described in Section 9.1 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer or the Management Committee. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

          (iii) If the Management Committee chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the chief executive officer or the Management Committee may from time to time prescribe.


                                   ARTICLE VII
                         EXCULPATION AND INDEMNIFICATION

     7.1 Performance of Duties; No Liability of Representatives and Officers. No Member or Representative shall have any duty to any Member of the Company except as expressly set forth herein or in other written agreements. No Member, Representative or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, Representative or Officer in question or, in the case of an Officer, breach of such Person's duties pursuant to Section 6.9(c). In performing his or her duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, the Management Committee or any committee of the Management Committee; or any other Person who has been selected with reasonable care by or on behalf of the Company, the Management Committee or any committee of the Management Committee in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-405 of the Act. No Member, Representative or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Representative or Officer of the Company or any combination of the foregoing.

     7.2 Competing Activities. Except as may otherwise be agreed in writing and subject to the duties and obligations of Management Members and Officers to the
Company: (a) the Members, the Representatives and the officers, directors, security holders, partners, members, managers, agents, employees and Affiliates of each of them, may engage or invest in, own and/or manage, independently or with others, any business activity of any type or description, including without limitation those that might be in direct or indirect competition with the Company; (b) neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (c) neither the Members, the Representatives nor the officers, directors, securityholders, partners, members, managers, agents, employees or Affiliates of any of them shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken advantage of by the Company; and (d) the Members, the Representatives and the officers, directors, securityholders, partners, members, managers, agents, employees and Affiliates of each of them shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company.

     7.3 Transactions Between the Company and the Representatives. Except as provided in the Management Agreement, dated as of the date hereof, between the Company and Vestar Capital Partners and the Consulting and Transitional Services Agreement, dated as of the date hereof, between the Company and RPI, notwithstanding that it may constitute a conflict of interest, the Representatives may, and may cause or permit the Members whom they represent and any Affiliate of such Representatives or Members to engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the

Company so long as such transaction is approved by a majority of the votes of the disinterested Representatives.

     7.4 Payments to Representatives. Except as otherwise determined by the Management Committee, no Representative shall be entitled to remuneration by the Company for services rendered in his or her capacity as a Representative .

     7.5 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of which he is the legal representative, is or was a Member, Officer or Representative shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.

     7.6 Advance Payment. The right to indemnification conferred in this Article VII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.5 who was, is or is threatened to be, made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under Article VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

     7.7 Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Management Committee, may indemnify and advance expenses to an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections
7.5 and 7.6.

     7.8 Appearance as a Witness. Notwithstanding any other provision of this
Article VII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Representative or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     7.9 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right that a Member, Representative, Officer or other Person indemnified pursuant to this Article VII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

     7.10 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Representative, Member, Officer or agent of the Company who is or was serving at the request of the Company as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

     7.11 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VII as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                  ARTICLE VIII
                                      TAXES

     8.1 Tax Returns. The Company shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, and shall make any elections the Management Committee may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     8.2 Tax Matters Partner. Shaver or such other Member(s) (so long as it or they are Members) designated in place of Shaver by the Management Committee shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall take such action as may be necessary to cause each of the Vestar Members and RPI to become a "notice partner" within the meaning of section 6223 of the Code. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Management Committee deems necessary or advisable; provided, however, that (i) the Tax Matters Member shall provide to Shaver, Razor and RPI a timely summary of each oral and written communication from or to the Internal Revenue Service relating to any material Company tax matter and shall promptly furnish to Shaver, Razor and RPI a copy of any significant correspondence relating thereto, (ii) the Tax Matters Member shall promptly provide to Shaver, Razor and RPI reasonably detailed accounts of all stages of each administrative or judicial proceeding relating to material Company tax matters and shall provide Shaver, Razor and RPI sufficient notice thereof to enable them to participate fully therein, and (iii) the Tax Matters Member, in its capacity as such, shall not, without the prior consent of Shaver, Razor and RPI, which consent shall not be unreasonably withheld, (A) extend the federal tax statute of limitations with respect to the Company pursuant to Code
Section 6229(b), or (B) file any suit against, or settle any suit or other material controversy with, any taxing authority.

     8.3 Section 754 Election. Upon the direction of the Management Committee, the tax matters partner shall, if then permitted by applicable law, make an election under Section 754 of the Code. Any allocation of purchase price among the Company's assets in connection with an election under Code Section 754 (including any allocation pursuant to Section 11.1(d) of the Purchase Agreement, dated as of May 1, 1996, by and among Shaver, RPI, Remsen Partners and the other parties thereto) shall be made by the Management Committee.


                                   ARTICLE IX
                        BOOKS, REPORTS AND COMPANY FUNDS

     9.1 Maintenance of Books. The Company shall keep books and records of accounts in accordance with U.S. generally accepted accounting principles and shall keep minutes of the proceedings of its Members, the Management Committee and each other committee. The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.



     9.2 Reports. On or before the 120th day following the end of each Fiscal Year during the term of the Company, the Officers shall cause each Member to be furnished with a balance sheet, an income statement and a statement of changes in Members' capital of the Company for, or as of the end of, that Fiscal Year certified by a recognized firm of certified public accountants. These financial statements shall be prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as therein noted) and shall be accompanied by a report of the certified public accountants certifying the statements and stating that their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present in all material respects the financial position, financial results of operations and changes in Members' capital in accordance with generally accepted accounting principles consistently applied (except as therein noted). The Officers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

     9.3 Member Tax Information. Within ninety (90) days after the end of each Taxable Year, the Officers will cause to be delivered to each Person who was a Member or Economic Owner at any time during such Taxable Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's or Economic Owner's federal, state and local income tax returns, including a statement showing such Member's or Economic Owner's share of income, gain or loss, expense and credits for such Taxable Year for federal income tax purposes. Any deficiency for taxes imposed on any Member or Economic Owner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Member or Economic Owner, and if paid by the Company, shall be recoverable from such Member or Economic Owner pursuant to Section 13.10; provided, however, that this sentence shall not be construed to prevent the operation of Sections 5.5 or 5.2(c).

     9.4 Company Funds. The Company may not commingle the Company's funds with the funds of any Member or the funds of any Affiliate of any Member.


                                    ARTICLE X
                           TRANSFERS AND OTHER EVENTS

     10.1 Assignment by Members. Except to the extent provided in Section 10.6(d), no Member (other than a Vestar Member) shall sell, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber (including by operation of law) all or any part of such Member's Membership Interest (including any Units or other Economic Interest) (each such event, a "Transfer"), other than pursuant to Section 10.15 hereof and other than to a Permitted Transferee, without the consent of Shaver, which consent may be withheld in the sole discretion of Shaver. The Vestar Members shall make a Transfer only in accordance with this Article X. A Permitted Transferee shall agree to be bound by the provisions of this Agreement applicable to the Membership Interest Transferred, and no such assignment shall relieve the assignor of its obligations hereunder unless such assignee is admitted as a substitute Member pursuant to Section 10.6.

     10.2 Void Assignment. Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported transferee shall have any right to any profits, losses or distributions of the Company or any other rights of a Member.

     10.3 Tag-Along Rights.

     (a) At least thirty (30) days prior to any Transfer (other than a Public
Sale) by a Vestar Member, such Vestar Member shall deliver a written notice (the "Sale Notice") to the other Members holding the type of interest (Units or Preferred Capital) proposed to be Transferred (the "Other Members"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer (including price, amount and the class of interest proposed to be Transferred). Each of the Other Members may elect to participate in the contemplated Transfer by delivering written notice to such Vestar Member within fifteen (15) days after receipt of the Sale Notice. If any of the Other Members has elected to participate in such Transfer, each such Vestar Member and such electing Other Members shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms (subject to Section 5.2(c)), the respective numbers of Units (or, in the case of Preferred Capital, the amount of Preferred Capital) equal to the product of (i) the quotient determined by dividing the number of Units (or, in the case of Preferred Capital, the amount of Preferred Capital) held by the Vestar Member proposing to Transfer or such Other Member, as the case may be, by the aggregate number of such Units (or, in the case of Preferred Capital, the amount of Preferred Capital) held by the Vestar Members intending to Transfer Units or Preferred Capital and the Other Members participating in the Transfer and (ii) the number of Units (or, in the case of Preferred Capital, the amount of Preferred Capital) that the proposed transferee is willing to purchase in the contemplated Transfer. Vestar shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Members in any contemplated Transfer, and Vestar shall not Transfer any of its Units or Preferred Capital to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Members in accordance with the provisions of this
Section 10.3(a).

     (b) The restrictions contained in Section 10.3(a) shall not apply with respect to any Transfer of all or part of a Membership Interest by a Vestar Member to Permitted Transferees or any Transfer pursuant to a Reorganization Plan pursuant to which the transferor receives securities of another entity in accordance with the provisions of Section 10.5; provided that, except in the case of a Transfer to the partners of Vestar Equity Partners, L.P., the restrictions contained in Section 10.3(a) shall continue to be applicable to such Membership Interest (including any Units or other Economic Interests) after any such Transfer.

     (c) Each Other Member shall have such rights under this Section 10.3 with respect to a sale of Vestar Member Securities (as defined in the Securityholders Agreement) to the extent provided for in Section 3.3(a) of the Securityholders Agreement.

     10.4 Exit Transactions.

     (a) Subject to the provisions of this Section 10.4, Shaver shall have the right to control all aspects of a Company Sale or an IPO (each an "Exit Transaction"), including without limitation the pricing, method and timing of such Company Sale or IPO.

     (b) If Shaver initiates an Exit Transaction, then each Member will consent to and raise no objections against such Exit Transaction. In connection with any such Exit Transaction, (i) if the Exit Transaction is structured as or includes
(x) a merger, consolidation, reorganization or recapitalization of the Company, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation, reorganization or recapitalization of the Company and shall take all actions reasonably necessary (subject to Section 10.4(e)) to consummate such merger, consolidation, reorganization or recapitalization, (y) a sale of Membership Interests, each Member shall agree to sell such Member's Membership Interest and rights to acquire any Membership Interest on the terms and conditions so approved, or (z) a sale of assets, each Member shall vote in favor of such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, (ii) each Member shall take all reasonably necessary or desirable actions (subject to Section 10.4(e)) in connection with the consummation of the Exit Transaction as are reasonably requested by Shaver and (iii) each Member shall be severally obligated to join on a pro rata basis (based on such Member's share of the aggregate proceeds paid in such Exit Transaction) in any indemnification or other obligations that Shaver agrees to in connection with such Exit Transaction other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member's title to and ownership of a Membership Interest; provided that no Member shall be obligated in connection with such Exit Transaction to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds paid to such Member in connection with such Exit Transaction.

     (c) The obligations of the Members with respect to an Exit Transaction are subject to the satisfaction of the following conditions: (i) upon the consummation of the Exit Transaction, each Member will receive the same form of consideration and the same portion of the aggregate consideration that such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to this Agreement as in effect immediately prior to such Exit Transaction; (ii) if any holders of a class of interest (Units or Preferred Capital) are given an option as to the form and amount of consideration to be received, each Member holding a comparable interest will be given the same option; and (iii) each Person who holds then currently exercisable rights to acquire Units will be given an opportunity to exercise such rights immediately prior to the consummation of the Exit Transaction and participate in such sale as a holder of such Units.

     (d) If the Company or the Members enter into any transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Members who are not accredited investors (as such term is defined in Rule 501 promulgated by the SEC) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) reasonably acceptable to the Company. If any Member appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Member declines to appoint the purchaser representative designated by the Company such Member will appoint another purchaser representative, and such Member will be responsible for the fees and expenses of the purchaser representative so appointed.

     (e) Each Member will bear such Member's pro-rata share (based on such Member's share of the aggregate proceeds paid in such Exit Transaction of the Company) of the costs of any Company Sale pursuant to an Exit Transaction to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. Costs incurred by Members at their option and on their own behalf and income and other taxes incurred by a Member as a result of the transactions hereunder will not be considered costs of the transaction hereunder and will be borne by the Member or Members incurring such costs or taxes. Except for the foregoing, no Member shall be obligated to bear any material costs in connection with any Exit Transaction or Reorganization Plan.

     (f) If a Company Sale is to an Affiliate of either of the Vestar Members, RPI may request as a condition to such Company Sale a valuation opinion from an independent investment banking firm or appraisal firm of national standing that the consideration being paid to the holders of Membership Interests is fair from a financial standpoint, which opinion shall be at the expense of the Company.

     (g) EACH MEMBER HEREBY WAIVES ANY APPRAISAL RIGHTS OR DISSENTER'S RIGHTS RELATED TO A COMPANY SALE OTHER THAN THOSE SET FORTH IN SECTION 10.4(f) TO WHICH SUCH MEMBER MAY OTHERWISE BE ENTITLED, WHETHER UNDER THE ACT, DELAWARE LAW OR OTHERWISE.

     (h) In connection with an IPO, Shaver shall, to the extent Shaver reasonably determines that (i) such actions are practicable and (ii) such actions will not materially and adversely affect other Members or the Company, and subject to approval of the managing underwriter(s) for such IPO, use reasonable efforts to permit one or more of the following transactions in order to provide RPI with money to pay taxes resulting from such IPO or the restructuring of the Company in connection therewith: (x) the sale of Membership Interests (or the securities into which such Membership Interests were exchanged) held by RPI and the Vestar Members in such IPO; (y) the redemption of Preferred Capital (or the securities into which such Preferred Capital was exchanged) held by RPI and the Vestar Members; or (z) a cash distribution to the Members with respect to their Membership Interests (or the securities into which such Membership Interests were exchanged).

     (i) Each Member shall have the respective rights under this Section 10.4 in connection with a sale of Vestar Member Securities (as defined in the Securityholders Agreement) to the extent provided for in Section 3.3(a) of the Securityholders Agreement.

     10.5 Reorganization.

     (a) Reorganization. In connection with any Exit Transaction, Shaver may, on behalf of the Company, formulate a reorganization or restructuring plan (the "Reorganization Plan") to restructure the Company. Subject to this Section 10.5(a), each Member shall take whatever reasonable action (subject to Section 10.4(e)) is required under such Reorganization Plan to effect the transactions contemplated therein. At least 10 business days prior to finalizing such Reorganization Plan, Shaver shall circulate a draft thereof to each Member. Each Member may submit comments on such draft to Shaver during the 5 business day period following delivery of such draft and, at the request of any Member holding more than 10% of the outstanding Units, Shaver will meet with such Member during such 5 business day period. Shaver shall in good faith consider any such comments received, but shall have final discretion regarding adoption, and the terms, of a Reorganization Plan, provided that Shaver acts reasonably under the circumstances in so doing. Any Reorganization Plan may, without limitation: (i) provide that all amounts of Preferred

Capital be converted into stock of a successor corporation (whether of a series with similar or different economic terms (including common stock) but provided that such stock of such successor corporation shall have a fair market value equal to the Unreturned Preferred Capital and the Unpaid Preferred Yield at the time of such transaction), (ii) provide that the Company merge with and into a successor corporation or sell all of its assets to a successor corporation,
(iii) provide that all Units or Membership Interests (or stock into or for which Units or Membership Interests may be converted or exchanged) be contributed or transferred to another entity in exchange for substantially similar rights (subject to clause (i) above) or (iv) provide that the common stock that shall be received by RPI in exchange for its Units or Membership Interests shall be Vote Limited Stock; provided, however, that Shaver shall use reasonable efforts (consistent with the overall commercial objectives of the restructuring) to formulate any Reorganization Plan in a manner that is tax advantageous to RPI if such formulation can be accomplished without material adverse consequences to the other Members. The terms of any conversion or exchange of Units or Membership Interests, including the terms of any conversion of Preferred Capital into common stock of a corporation, shall be the same for the Units and Preferred Capital of each Member or Economic Owner, except to the extent that clause (iv) of the preceding sentence applies. For purposes of this Section 10.5(a), an Economic Interest shall be deemed to constitute the corresponding Membership Interest; and for purposes of the second sentence of this Section 10.5(a) and Section 10.5(b), an Economic Owner shall be deemed to be a Member. For purposes hereof the fair market value of the Preferred Capital shall be deemed to be equal to Unreturned Preferred Capital and the Unpaid Preferred Yield at the time of such transaction.

     (b) Post-Restructuring. After any reorganization/restructuring under any Reorganization Plan and provided that Articles II, III, IV, V and VI of the Securityholders Agreement are in full force and effect with respect to the Company (as defined in the Securityholders Agreement) and its Securityholders (as defined in the Securityholders Agreement), only Article VII of this Agreement shall continue to apply to the Members who are no longer Members after the Reorganization Plan is consummated.


     10.6 Substituted Member.

     (a) An assignee of any Units or other interests in the Company (or any portion thereof), in accordance with the provisions of Article X, shall become a substituted Member entitled to all the rights of a Member with respect to such assigned interest if and only if (i) the assignor gives the assignee such right,
(ii) Shaver has granted its prior written consent to such assignment and substitution, which consent may be withheld in the sole discretion of Shaver and
(iii) the assignee has agreed in writing to be bound by the provisions of this Agreement affecting the interest so transferred; provided that the Agent shall not be admitted as a substitute Member except to the extent provided in Section 10.6(d).

     (b) The Company shall be entitled to treat the record owner of any Units or other interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units or other interest in the Company, which assignment is consented to by

Shaver, is permitted pursuant to the terms and conditions of Section 10.1 and this Section 10.6, has been received and accepted by the Management Committee and recorded on the books of the Company.

     (c) Upon the admission of a substituted Member, Schedule A attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.

     (d) Notwithstanding Section 10.1, each Member may pledge or transfer all or any part of its Membership Interest to the Agent pursuant to the Pledge Agreement. Notwithstanding Section 10.6(a), pursuant to the exercise of the Agent's remedies with respect to the pledge of the Membership Interests under the Pledge Agreement, the Agent may be admitted as a substituted Member, without the consent of Shaver, with respect to 100% of the Membership Interests owned by Shaver and Razor and 50% of the Membership Interest owned by each other Member.

     10.7 Preemptive Rights.

     (a) If the Company authorizes the issuance and sale of Additional Interests to either of the Vestar Members or any Affiliate of either Vestar Member (the interests proposed to be issued to such Vestar Member or Affiliate are referred to herein as the "Vestar Additional Interests"), then RPI and, to the extent permitted under applicable securities laws without material expenditure by the Company, each Management Member shall be entitled to purchase Additional Interests up to an amount equal to the aggregate number of Vestar Additional Interests being offered multiplied by the Percentage Interest of RPI or such Management Member, as applicable, immediately prior to the issuance of such Vestar Additional Interests. RPI and, to the extent permitted under applicable securities laws without material expenditure by the Company, each Management Member shall be entitled to purchase Vestar Additional Interests at the most favorable price and on the most favorable terms as such Vestar Additional Interests are being offered to either of the Vestar Members or any Affiliate of either of them.

     (b) In order to exercise its purchase rights hereunder, RPI and each Management Member must, within thirty days after receipt of written notice from the Company describing in reasonable detail the Vestar Additional Interests being offered, the purchase price thereof, the payment terms and RPI's and each Management Member's percentage allotment, deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

     (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such Vestar Additional Interests which RPI and the Management Members have not elected to purchase during the ninety days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to RPI and the Management Members. Any Vestar Additional Interests offered or sold by the Company after such ninety-day period must be reoffered to RPI and the Management Members pursuant to the terms of this Section 10.7.

     (d) The provisions of this Section 10.7 will not apply to the following issuances of Additional Interests:

          (i) any Additional Interests issued upon the conversion or exercise of any Common Unit Equivalents not issued in violation of this Section 10.7;

          (ii) any issuance of Additional Interests incident to the exercise, conversion or exchange of any securities of the Company that were not issued in violation of this Section 10.7, a subdivision of equity interests (including any stock dividend or stock split), any combination of equity interests (including any reverse stock split or equivalent transaction) or any recapitalization, reorganization or reclassification of the Company.

     (e) Nothing in this Section 10.7 shall be deemed to prevent any Vestar Member or any Affiliate of either Vestar Member from purchasing for cash any Additional Interests without first complying with the provisions of this Section 10.7; provided, that in connection with such purchase, (a) the Company's Management Committee has determined in good faith (1) that the Company needs an immediate cash investment, (2) that no alternative financing is available which is of a type that could be obtained without having to comply with this Section 10.7, and (3) that the delay caused by compliance with the provisions of this
Section 10.7 in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company, (b) the Person making such purchase (for purposes of this Section 10.7, the "Purchasing Holder") gives prompt notice to RPI and the Management Members of the Purchasing Holder's investment, which notice shall describe in reasonable detail the Additional Interests being purchased by the Purchasing Holder and the purchase price thereof, and (c) the Purchasing Holder and the Company take all steps necessary to enable RPI and the Management Members to effectively exercise their rights under this Section 10.7 with respect to RPI's and each of the Management Member's pro-rata shares of the Additional Interests issued to the Purchasing Holder in reliance on this Section 10.7(e) on the terms specified in Section 10.7(a).

     (f) In the event that (i) the Company intends to issue Additional Interests to either Vestar Member or any Affiliate of either Vestar Member, (ii) RPI declines to purchase its pro rata share of such Additional Interests and (iii) the value of such Additional Interests is determined by the Management Committee in good faith to be greater than $20,000,000, the Vestar Members shall (unless RPI waives such requirement in writing) deliver to the Company a fairness opinion of an independent investment banking or appraisal firm of national reputation that the price to be paid by each Vestar Member and each Affiliate of either Vestar Member for the Additional Interests is fair from a financial viewpoint to the Company.

     10.8 Effect of Assignment. Following an assignment of an interest that is permitted under this Article X, the transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest and shall receive allocations and distributions under Articles V and XII in respect of such interest as if such transferee were a Member.

     10.9 Restricted Securities.

     (a) In connection with the Transfer of any Restricted Securities, the holder thereof will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer. In addition, in the case of any Certificated Interests, if the holder of such Restricted Securities delivers to the Company an opinion of such counsel that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the restrictive legend relating to the Securities Act as set forth below. If the Company is not required to deliver new certificates or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof will not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 10.9.

     (b) Notwithstanding any other provisions of this Article X, no Transfer may be made unless in the opinion of counsel (which may be counsel for the Company), reasonably satisfactory in form and substance to the Management Committee and counsel for the Company (which opinion may be waived, in whole or in part, at the discretion of the Management Committee), such Transfer would not violate any federal securities laws or any state securities or "blue sky" laws (including any investor suitability standards) applicable to the Company or the interest to be transferred, cause the Company to be required to register as an Investment Company under the Investment Company Act of 1940, as amended, or cause the Company to be a publicly traded partnership under Code Section 7704. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

     10.10 Prospective Transferees. Subject to the terms of this Agreement, the Company agrees to cooperate, as may reasonably be requested, in order to provide any information and access to any information to any prospective transferee in connection with a proposed Transfer. Upon request of the Members, the Company shall promptly supply to the Members or any of their prospective transferees all information required to be delivered in connection with a transfer pursuant to Rule 144A promulgated by the SEC.

     10.11 Legend. In the event that certificates representing Membership Interests are issued ("Certificated Interests"), such certificates will bear the following legend:

          "THE INTEREST REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED AS OF _______ __, 1996, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR

          TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, GOVERNING THE ISSUER (THE "COMPANY"), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     10.12 Transfer Fees and Expenses. The transferor and transferee of any Membership Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer of such interest, whether or not consummated.

     10.13 Other Limitations. In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer shall be permitted or recognized (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Company or the Members if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation
Section 1.7704-1(h), including the look-through rule in Treasury Regulation
Section 1.7704-1(h)(3)).

     10.14 Effective Date. Any Transfer and any related admission of a Person as a Member in compliance with this Article X shall be deemed effective on such date that the transferee or successor in interest complies with the requirements of this Agreement.

     10.15 Effect of Incapacity. Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Incapacitated Member shall be deemed to be the assignee of such Member's Economic Interest and may, subject to the terms and conditions set forth in Section 10.6, become a substituted Member.

                         ARTICLE XI REGISTRATION RIGHTS

     11.1 Demand Registrations.

     (a) Requests for Registration. At any time after the earlier to occur of
(i) the fifth anniversary of the date hereof or (ii) the date on which the hold back period with respect to an IPO has terminated, either RPI or Shaver may request by written notice to the Company (x) the registration under the Securities Act of all or any portion of their Restricted Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available or (y), if necessary to effect such registration, to undergo an reorganization or restructuring pursuant to Section 10.5. All registrations requested pursuant to this Section 11.1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Restricted Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Restricted Securities and shall include, subject to Section 11.1(c), in such registration all Restricted Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding anything to the contrary herein, unless the Company agrees otherwise, the Company shall not be required to effect a "shelf" registration under this Section 11.1(a).

     (b) Long-Form Registrations. Each of the Vestar Members (collectively) and RPI shall be entitled to request two Demand Registrations in which the Company shall pay all Registration Expenses ("Company-paid Registrations"). A registration shall not count as one of the permitted Demand Registrations if it does not become effective or if the Person(s) requesting such registration are not able to register and sell at least 85% of the Restricted Securities requested to be included in such registration because of the exercise of Piggyback Registration rights provided hereunder; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Registrations (except that the Company shall not be required to pay the Registration Expenses in the event holders of Restricted Securities who have included Restricted Securities in such Demand Registration elect not to sell such Restricted Securities pursuant to such Demand Registration).

     (c) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Restricted Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Restricted Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of the Restricted Securities initially requesting registration, without adversely affecting the marketability of the offering, then the Company shall include in such registration prior to the inclusion of any securities which are not Restricted Securities the number of Restricted Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Restricted Securities owned by each such holder.

     (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Restricted Securities were given piggyback rights pursuant to Section
11.2 unless the underwriter in such previous registration consents to a shorter period. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Management Committee determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, business combination, tender offer, reorganization, joint venture or similar transaction; provided that in such event, the holders of Restricted Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.

     (e) Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval (which shall not be unreasonably withheld) of the holders of Restricted Securities initiating the registration.

     11.2 Piggyback Registrations.

     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities (whether for itself or any of its securityholders) under the Securities Act (other than pursuant to an employee benefit plan or in connection with an acquisition of the assets or stock of another entity) and the registration form to be used may be used for the registration of Restricted Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Restricted Securities of its intention to effect such a registration and shall include in such registration all Restricted Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. The Registration Expenses in all Piggyback Registrations shall be paid by the Company.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a Successor, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Restricted Securities requested to be included in such registration, pro rata among the holders of such Restricted Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

     (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Restricted Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares owned by each such holder and (ii) second, other securities requested to be included in such registration.

     (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Restricted Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

     (f) Other Registrations. If the Company has previously filed a registration statement with respect to Restricted Securities pursuant to Section 11.1 or pursuant to this Section 11.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration unless the underwriter in the previous registration consents to a shorter period.

     11.3 Holdback Agreements.

     (a) Each holder of Restricted Securities shall not effect any Public Sale of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Restricted Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     (b) The Company (i) shall not effect any Public Sale of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of Units, or any securities convertible into or exchangeable or exercisable for Units, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any Public Sale of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     11.4 Registration Procedures. Whenever the holders of Restricted Securities have requested that any Restricted Securities be registered pursuant to this
Article XI, the Company shall use its best efforts to effect the registration and the sale of such Restricted Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the SEC a registration statement with respect to such Restricted Securities and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Restricted Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

     (b) notify each holder of Restricted Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Restricted Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller;

     (d) use its best efforts to register or qualify such Restricted Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Restricted Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, whereupon such sellers shall cease distributing any Restricted Securities until, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Restricted Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Restricted Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 promulgated by the SEC or, failing that, to secure NASDAQ authorization for such Restricted Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Restricted Securities with the NASD;

     (g) provide a transfer agent and registrar for all such Restricted Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Restricted Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Securities (including effecting a Reorganization Plan, a stock split or a combination of shares);

     (i) make available for inspection by any seller of Restricted Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC;

     (k) permit any holder of Restricted Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

     (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

     11.5 Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     11.6 Indemnification.

     (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any regis tration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Restricted Securities.

     (b) In connection with any registration statement in which a holder of Restricted Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) and any underwriter and any Person that controls an underwriter against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Restricted Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent and shall not be obligated to pay any legal fees of an indemnified party incurred after such assumption. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Article XI shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. In order to provide for contribution in any case in which either (i) any holder of Restricted Securities exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder in circumstances for which indemnification is provided under this Section 11.6; then in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities which they would otherwise be obligated to indemnify under Section 11.6(a) or (b) (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Restricted Securities sold by it pursuant to such registration statement, and
(B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     11.7 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such underwriters and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     11.8 Other Registration Rights Agreements. The Company shall be permitted to enter into registration rights agreements with Persons who acquire securities of the Company ("New Agreements") that are inconsistent with Article XI of this Agreement and, without limitation, may give such Persons priority over the parties hereto in the event such Persons exercise demand or "piggyback" registration rights; provided, however, that the rights of all parties hereto shall be comparably affected by any such New Agreement. The parties hereto agree that their rights under this Article XI shall be subject to limitation under such New Agreements.

                                   ARTICLE XII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     12.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

          (a) the expiration of its term pursuant to Section 2.7;

          (b) the unanimous vote of the Management Committee;


          (c) the written consent of Shaver and Members (including Shaver) holding 75% of the Percentage Interests;

          (d) the Incapacity or expulsion of any Member, or the occurrence of any other event under the Act that terminates the continued membership of any Member in the Company, unless a majority in interest of the remaining Members (within the meaning of Revenue Procedure 95-10 or any successor thereto) agree in writing to continue the Company within 90 days thereafter;

          (e) the entry of a decree of judicial dissolution of the Company under
     Section 18-802 of the Act; and

          (f) the failure to consummate the merger described in the definition of Closing Date on or prior to July 22, 1996.

Except as provided in Section 12.1(d), the death, retirement, resignation, expulsion, Incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

     12.2 Liquidation and Termination. On dissolution of the Company, Shaver or such other or additional Member or Members as designated by the Management Committee shall act as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all of the power and authority of Management Committee and Members, subject to the power of the Management Committee to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

     (a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

     (b) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contin gent liabilities in such amount and for such term as the liquidator may reasonably determine).

     (c) In the final Taxable Year of the Company, Net Profits and Net Losses shall be credited or charged to Capital Accounts of the Members (which Capital Accounts shall be first adjusted to take into account all distributions other than liquidating distributions made during the Taxable Year) in the manner provided in Article V. If the fair market value (as determined by the Management Committee) of Company assets to be distributed in kind pursuant to Section 12.2(d) exceeds ("book gain"), or is less than ("book loss"), the Company's book basis (as determined for Capital Account purposes) for such assets, such book gain or book loss shall be taken into account in the calculation of Net Profit or Net Loss to be allocated under Article V and this Section 12.2(c). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Member immediately prior to the distribution of the Company's assets pursuant to Section 12.2(d) being equal to the amount distributable to such Member pursuant to Section 12.2(d). The

          Management Committee is authorized to make appropriate adjustments in the allocation of Net Profits and Net Losses as necessary to cause the amount of each Member's Capital Account immediately prior to the distribution of the Company's assets pursuant to Section 12.2(d) to equal the amount distributable to such Member pursuant to this Section 12.2(d). Nothing in this Section 12.2(c) shall affect the amounts distributable to the Members under Section 12.2(d).

     (d) All remaining assets of the Company shall be distributed to the Members in accordance with Section 5.2 hereof by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

The liquidator(s) shall cause only cash and securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

     12.3 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XIII
                        GENERAL/MISCELLANEOUS PROVISIONS

     13.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Member's Capital Account pursuant to Section 4.1.

     13.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Member on Schedule A, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Management Committee must be given to the Secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     13.3 Entire Agreement. This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

     13.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irre spective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

     13.5 Amendment or Modification. This Agreement and any provision hereof, including Section 10.6, may be amended or modified from time to time only by a written instrument adopted by the Management Committee and executed and agreed to by Members representing at least 65% of the Percentage Interests; provided, however, that (a) except as otherwise expressly provided herein, an amendment or modification (other than amendments or modifications adding new classes of interests or issuing Additional Interests) reducing disproportionately a Member's Units or other interest in profits or losses or in distributions or increasing a Member's Capital Contribution shall be effective only with that Member's consent, (b) an amendment or modification (other than amendments or modifications adding new classes of interests or issuing Additional Interests) altering the allocations or distributions with respect to the Preferred Capital shall only be effective with the consent or vote of Member(s) representing at least 66-2/3% of the Unreturned Preferred Capital, (c) any amendment or modification of Sections 6.2 (to the extent it requires the appointment of the Management Representative), 10.3 or 10.7 or Article XI shall be effective against the Management Members only if consented to in writing by the Management Members holding a majority of the Membership Interests held by all of the Management Members, (d) an amendment or modification reducing the required interest for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the interest theretofore required and (e) no amendment shall be made to Section 10.6(d) without the consent of the Agent, and the Members will not otherwise adopt any amendment to this Agreement that is inconsistent with the provisions of Section 10.6(d) without the Agent's consent. Notwithstanding the preceding sentence, (i) the Management Committee may amend and modify the provisions of this Agreement (including Article V) and Schedule A hereto to the extent necessary to reflect the issuance of interests (including new classes of interests, and including the issuance or exercise of Common Unit Equivalents) in the Company, and admission or substitution of any Member, permitted under this Agreement; (ii) this Section 13.5 shall not limit the actions contemplated by Section 5.4(f) or 10.5; and (iii) notwithstanding anything to the contrary in this Agreement, this Agreement may be amended or modified to the extent necessary to effectuate the issuance of Additional Interests pursuant to Section 3.4 at the direction of a majority of the Management Committee.

     13.6 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

     13.7 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

     13.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     13.9 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

     13.10 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Units or other interests to a Management Member or any payments to a Management Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such Member (the "Indemnifying Member") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). The amount to be indemnified shall be charged against the Capital Account of the Indemnifying Member, and, at the option of the Management Committee, either:

          (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Member's Capital Account but shall not be treated as a Capital Contribution), or

          (b) the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Member's Capital Account).

An Indemnifying Member's obligation to make contributions to the Company under this Section 13.10 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 13.10, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this
Section 13.10, including instituting a lawsuit to collect such contribution with interest calculated at prime rate plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

     13.11 Notice to Members of Provisions. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article X) and (b) all of the provisions of the Certificate.

     13.12 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     13.13 Consent to Jurisdiction. Each Member irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts of the State of New York, sitting in New York City, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member's respective address set forth above shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York or the state courts of the State of New York, sitting in New York City, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

     13.14 Headings. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

     13.15 Remedies. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

     13.16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13.17 Contribution. The Members agree that if the Agent under the Pledge Agreement takes any action against a Member's interest in the Company (other than for a breach by such Member of representations, warranties or covenants under the Pledge Agreement), and such Member (the "Loss Member") suffers a loss disproportionate to the loss suffered by other Members (the "Non-Loss Members") as a result of any action taken by the Agent under the Pledge Agreement, the Non-Loss Members shall make payments to the Loss Member so that the Loss Member's and the Non-Loss Members' losses are equal on a pro rata basis consistent with their Membership Interests immediately prior to such action by the Agent. The Non-Loss Members may satisfy any obligation under this Section
13.17 by an assignment of Economic interests (expressly subject to the Pledge Agreement) of the Non-Loss Members and the Loss Member.

                                   ARTICLE XIV
                             ORGANIZATIONAL MATTERS

     14.1 Authorization of Initial Transactions. The Company, the Officers of the Company (on behalf of the Company) and Shaver are authorized to (and the following are hereby authorized and approved):

          (i) enter into, execute, deliver and perform their respective obligations under:

               (a) the Credit and Guarantee Agreement with Chemical Bank, Fleet Bank of Massachusetts, N.A., Banque Nationale de Paris and the lenders thereto (the "Credit Agreement") and the other Loan Documents (as defined in the Credit Agreement);

               (b) the Purchase Agreement and Registration Rights Agreement with Bear, Stearns & Co. Inc. and the Indenture with The Bank of New York;

               (c) the Agreement and Plan of Merger with Remington Products Company, a Delaware general partnership;

               (d) the Management Agreements;

               (e) all agreements, instruments and other documents contemplated by, or entered into in connection with, the Reorganization Agreement and Purchase Agreement to which the Company is to be a party, in each case in the form of the drafts circulated prior to the date hereof, with such changes and modifications (or, if no draft was circulated prior to the date hereof, in such form) as the Officers of the Company deem necessary, proper or advisable; and

               (f) the Instrument of Assignment and Transfer to Investors/RP, L.L.C.

          (ii) grant liens and security interests on the Company's assets pursuant to such documents;

          (iii) certify as to any resolutions required to be approved by the Company in connection with any of the foregoing (such resolutions are hereby deemed approved by the Company as if set forth in full herein); and

          (iv) take such other actions, and execute such other documents, as the Officers of the Company deem necessary, proper or advisable in connection with the foregoing. Norman Alpert and Robert L. Rosner are hereby authorized, as Representatives, to approve the interest rate and other terms of the notes subject to the Purchase Agreement with Bear, Stearns & Co. Inc.

     14.2 Initial Representatives. Subject to the powers of removal and replacement set forth in 6.2, (i) Vestar I hereby appoints Norman Alpert, Daniel
W. Miller, Arthur J. Nagle, Daniel S. O'Connell and Robert L. Rosner as the initial Vestar Representatives, (ii) RPI hereby appoints Victor K. Kiam, II and Victor K. Kiam, III as the initial RPI Representatives, (iii) Shaver and RPI hereby appoint William B. Connell as the initial Outside Representative and (iv)
F. Peter Cuneo is hereby appointed as the initial Management Representative.

     14.3 Initial Officers. Subject to the powers of removal and replacement vested in the Management Committee the following people are hereby appointed to serve as Officers in the positions set forth below opposite their name:

            F. Peter Cuneo          President, Chief Executive Officer
            James J. Vatrt          President, Sales & Marketing, North America
            Jack W. Waller          Vice President, Manufacturing
            Allen S. Lipson         Vice President, Administration, General
                                    Counsel and Secretary
            Victor K. Kiam, III     Vice President
            Lawrence Handler        Vice President and Chief Financial Officer,
                                    Retail Division
            Michael Stanton         Vice President and Controller
            Avi Katoni              Vice President Purchasing
            George Bradway          Vice President Logistics/Cost
            Edward Szymanksy        Vice President Engineering
            William Scerbo          Vice President Quality Control
            Geoffrey L. Hoddinott   Vice President, Remington Europe, Africa &
                                    Middle East
            H. Graham Kimpton       Vice President, Remington Australia & Asia
            Beth Hulteen            Assistant Secretary
            David Britsch           Assistant Secretary

                        *     *     *     *     *     *

            IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.


                                      VESTAR SHAVER CORP.


                                      By:   /s/ Steven M. Silver
                                           ------------------------------
                                           Name: Steven M. Silver
                                           Title:   Secretary


                                      VESTAR RAZOR CORP.


                                      By:   /s/ Steven M. Silver
                                            ------------------------------
                                            Name: Steven M. Silver
                                            Title:   Secretary


                                      REMINGTON PRODUCTS, INC.


                                      By:   /s/ Victor K. Kiam, II
                                            ------------------------------
                                            Name: Victor K. Kiam, II
                                            Title:Chairman

                                       MANAGEMENT MEMBERS:

                                       /s/ F. Peter Cuneo
                                       ------------------------------
                                       F. Peter Cuneo


                                       /s/ James J. Vatrt
                                       ------------------------------
                                       James J. Vatrt


                                       /s/ Allen S. Lipson
                                       ------------------------------
                                       Allen S. Lipson


                                       /s/ Jack W. Waller
                                       ------------------------------
                                       Jack W. Waller


                                       /s/ H. Graham Kimpton
                                       ------------------------------
                                       H. Graham Kimpton


                                       /s/ Geoffrey L. Hoddinott
                                       ------------------------------
                                       Geoffrey L. Hoddinott

                                                                      SCHEDULE A


                                                                       Capital          Preferred        Common         Common
    Members                      Notice Address                     Contributions        Capital         Capital        Units
- ------------------------- --------------------------------------- ----------------- ----------------- ------------- --------------
Vestar Shaver Corp.          c/o Vestar Equity Partners, L.P.          $30,096,000      $27,000,000     $3,096,000         30,960
                             245 Park Avenue
                             41st Floor
                             New York, NY  10167
                             Attn:  Robert L. Rosner

Vestar Razor Corp.           c/o Vestar Equity Partners, L.P.           $3,344,000       $3,000,000       $344,000          3,440
                             245 Park Avenue
                             41st Floor
                             New York, NY  10167
                             Attn:  Robert L. Rosner

Remington Products, Inc.     350 Fifth Avenue                          $35,440,000      $32,000,000     $3,440,000         34,400
                             Suite 5408
                             New York, NY  10118
                             Attn:  Victor K. Kiam, II

F. Peter Cuneo               27 Old Hattertown Road                       $320,000               $0       $320,000           3200
                             Redding, CT  06896

James J. Vatrt               64 West Meadow Road                          $150,000               $0       $150,000           1500
                             Wilton, CT  06897

Allen S. Lipson              35 Brookwood Drive                           $150,000               $0       $150,000           1500
                             Woodbridge, CT  06525

Jack W. Waller               501 Lincoln Street                           $150,000               $0       $150,000           1500
                             New Britain, CT  06052

H. Graham Kimpton            34 Burrindi Road                              $46,000               $0        $46,000            460
                             Caulfield 3162 Australia

Geoffrey L. Hoddinott        45 Dale Street                                $46,000               $0        $46,000            460
                             Chiswick, London
                             England  W4 2BY
